Exhibit 99.1

PRESS RELEASE

Contact: Symmetry Medical Inc. Fred L. Hite Senior Vice President Chief Financial Officer (574) 371-2218
Investors:
The Ruth Group
Nick Laudico/R.J. Pellegrino
(646) 536-7030/7009
nlaudico@theruthgroup.com
rpellegrino@theruthgroup.com

Media:
Jason Rando
The Ruth Group
(646) 536-7025
jrando@theruthgroup.com

Symmetry Medical to Report Fourth Quarter and Full Year 2009
Financial Results on February 25, 2010

Warsaw, Indiana, February 9, 2010 – Symmetry Medical Inc. (NYSE: SMA), a leading independent provider of products to the global orthopaedic device industry and other medical markets, announced today that it will release fourth quarter and full year 2009 financial results for the period ending January 2, 2010 before the market opens on Thursday, February 25, 2010. Symmetry Medical will host an accompanying conference call at 8:00 a.m. ET on Thursday, February 25, 2010.

A live Web cast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.symmetrymedical.com. The dial-in numbers are (866) 383-7989 for domestic callers and (617) 597-5328 for international. The reservation number for both is 86239074. After the live webcast, the call will remain available on Symmetry Medical’s web site through May 25, 2010. In addition, a telephonic replay of the call will be available until March 11, 2010. The replay numbers are (888) 286-8010 for domestic callers and (617) 801-6888 for international callers. Please use reservation code 47379432.

About Symmetry Medical Inc.
Symmetry Medical Inc. is a leading independent provider of implants and related instruments and cases to the orthopaedic device industry. The Company also designs, develops and produces these products for companies in other segments of the medical device market, including arthroscopy, dental, laparoscopy, osteobiologic and endoscopy sectors and provides limited specialized products and services to non-healthcare markets, such as the aerospace market.